Registration No. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                   ------------------------------------------

                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                               ACXIOM CORPORATION
             (Exact name of Registrant as specified in its charter)

              Delaware                                    71-0581897
   (State or other jurisdiction of                     (I.R.S. Employer
   incorporation or organization)                    Identification Number)

                        P. O. Box 8180, 1 Information Way
                        Little Rock, Arkansas 72203-8180
                                 (501) 342-1000
              (Address, including zip code, and telephone number of
                          principal executive offices)
                      -------------------------------------

                        2000 ASSOCIATE STOCK OPTION PLAN
                              OF ACXIOM CORPORATION
                            (Full title of the plan)
                      -------------------------------------

                                Charles D. Morgan
                       Chairman of th Board and President
                                (Company Leader)
                               Acxiom Corporation
                        P. O. Box 8180, 1 Information Way
                        Little Rock, Arkansas 72203-8180
                                 (501) 342-1000
          (Name and address, including zip code, and telephone number, including area code, of agent for service)

                        Copies of all correspondence to:

                               Jeffrey J. Gearhart
                                 Kutak Rock LLP
                             425 West Capitol Avenue
                                   Suite 1100
                           Little Rock, Arkansas 72201
                                 (501) 975-3000
                    ----------------------------------------

                         CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------
    Title of          Amount      Proposed Maxi-   Proposed Maxi-   Amount of
   Securities         to be        mum Offering    mum Aggregate   Registration
to be Registered    Registered    Price Per Unit   Offering Price      Fee
--------------------------------------------------------------------------------
  Common Stock,
(par value $.10)<F1>6,500,000<F2>     $28.85       $187,525,000   $49,507.00<F3>
--------------------------------------------------------------------------------

     <F1> Preferred Stock Purchase Rights of Acxiom  Corporation  ("Acxiom") are
attached to and trade with the Acxiom Common Stock.

     <F2>  Pursuant  to Rule  416(c)  under  the  Securities  Act of 1933,  this registration statement also covers an indeterminate number of additional shares that may become subject to the 2000 Associate Stock Option Plan of Acxiom Corporation as a result of anti-dilution provisions of the plan.

     <F3> The  registration  fee has been computed in accordance with paragraphs
(c) and (h) of Rule 457, based upon the average of the reported high and low sales prices of shares of Acxiom Common Stock on the NASDAQ on June 23, 2000.


                                     PART I

                                EXPLANATORY NOTE

     The information called for by Part I of Form S-8 is included in the description of the 2000 Associate Stock Option Plan of Acxiom Corporation (the "Plan") to be delivered to persons purchasing shares pursuant to the Plan. Pursuant to the Note to Part I of Form S-8, that information is not being filed with or included in this Form S-8.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

     The following documents filed by Acxiom with the Securities and Exchange Commission are incorporated herein by reference as of their respective dates of filing:

     (1) Acxiom's Annual Report on Form 10-K for the fiscal year ended March 31, 2000;

     (2) The description of Acxiom's capital stock contained in the registration statement on Form 8-A of CCX Network, Inc., which is now known as Acxiom Corporation, dated February 4, 1985, and any amendments or updates to that form; and

     (3) The description of Acxiom's preferred stock purchase rights contained in the registration statement on Form 8-A dated January 28, 1998, as amended by Form 8-A/A dated June 4, 1998.

     In addition, all documents subsequently filed by Acxiom pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all shares then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

Item 4.  Description of Securities.

     Not applicable.

Item 5.  Interests of Named Experts and Counsel.

     The validity of the shares of Acxiom Common Stock being registered hereunder is being passed upon for Acxiom by Kutak Rock LLP, 425 West Capitol Avenue, Suite 1100, Little Rock, Arkansas 72201. Certain attorneys of Kutak Rock LLP's Little Rock office (the location of the attorneys participating on Acxiom's behalf) beneficially owned 30,900 shares of Acxiom Common Stock at June 15, 2000.

Item 6.  Indemnification of Directors and Officers.

     Exculpation. Section 102(b)(7) of the Delaware General Corporation Law permits a corporation to include in its certificate of incorporation a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision may not eliminate or limit the liability of a director for any breach of the director's duty of loyalty to the corporation or its stockholders, for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, for any unlawful payment of dividends or unlawful stock purchase or redemption, or for any transaction from which the director derived an improper personal benefit.

     The Acxiom Charter provides that, to the fullest extent permitted by Delaware corporate law, a director shall not be liable to Acxiom and its stockholders for monetary damages for a breach of fiduciary duty as a director.

     Indemnification. Section 145 of the Delaware corporate law permits a corporation to indemnify any of its directors or officers who was or is a party or is threatened to be made a party to any third party proceeding by reason of the fact that such person is or was a director or officer of the corporation, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe that such person's conduct was unlawful. In a derivative action, i.e., one by or in the right of a corporation, the corporation is permitted to indemnify any of its directors or officers against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person shall have been adjudged liable to the corporation, unless and only to the extent that the court in which such action or suit was brought shall determine upon application that such person is fairly and reasonably entitled to indemnification for such expenses despite such adjudication of liability.

     The Acxiom Charter provides for indemnification of directors and officers of Acxiom against liability they may incur in their capacities as and to the extent authorized by Delaware corporate law.

     Insurance. Acxiom has in effect directors' and officers' liability insurance and fiduciary liability insurance. The fiduciary liability insurance covers actions of directors and officers as well as other employees with fiduciary responsibilities under ERISA.

Item 7.  Exemption from Registration Claimed.

     Not applicable.

Item 8.  Exhibits.

     5.1 Opinion of Kutak Rock LLP as to the legality of the shares being registered (filed herewith).

     23.1 Consent of Kutak Rock LLP  (included  in the opinion  filed as Exhibit
          5.1 herewith).

     23.2 Consent of KPMG LLP (filed herewith).

     24.1 Power of Attorney (filed herewith).

Item 9.  Undertakings.

     (a) The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this registration statement:

               (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

               (ii) to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424 (b), if in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

               (iii) to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided;  however,  that the undertakings set forth in paragraphs (a)(1)(i) and
(a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") that are incorporated by reference in this registration statement.

               (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Little Rock, State of Arkansas, on June 26, 2000.

                                             ACXIOM CORPORATION



                                           By: /s/  Catherine L. Hughes
                                              ----------------------------------
                                              Catherine L. Hughes
                                              Secretary and Corporate Counsel


     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed below by the following persons in the capacities indicated, on June 26, 2000:



               Signature                                      Title

                   *                                     Financial Leader
-----------------------------------------       (Principal Financial Officer and
(Robert S. Bloom)                                 Principal Accounting Officer)

                   *                                         Director
-----------------------------------------
(Dr. Ann H. Die)

                   *                                         Director
-----------------------------------------
(William T. Dillard II)

                   *                                         Director
-----------------------------------------
(Harry C. Gambill)

                   *                                         Director
-----------------------------------------
(Rodger S. Kline)

                   *                                         Director
-----------------------------------------
(Thomas F. (Mack) McLarty, III)

                   *                                      Company Leader
-----------------------------------------          (Principal Executive Officer)
(Charles D. Morgan)

                   *                                         Director
-----------------------------------------
(Stephen M. Patterson)

               Signature                                      Title

                   *                                         Director
-----------------------------------------
(James T. Womble)

*By:  /s/  Catherine L. Hughes
    -----------------------------------------
    (Catherine L. Hughes, Attorney-in-Fact)

                                INDEX TO EXHIBITS


Number                                      Exhibit

 5.1 Opinion of Kutak Rock LLP as to the legality of the shares being registered (filed herewith).

23.1            Consent of Kutak Rock LLP (included in the opinion in Exhibit
                5.1).

23.2            Consent of KPMG LLP (filed herewith).

24.1            Power of Attorney (filed herewith).